Consolidated® communications

Bob Currey – Chief Executive Officer
Steve Childers – Chief Financial Officer
Matt Smith – Director, Investor Relations

May 2008

Safe Harbor

Any statements contained in this presentation other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan," "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include our ability to successfully integrate North Pittsburgh's operations and realize the synergies from the acquisition, as well as a number of other factors related to our business, including various risks to shareholders of not receiving dividends and risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to the current dividend policy; various risks to the price and volatility of Consolidated's common stock; the substantial amount of debt and Consolidated's ability to incur additional debt in the future; Consolidated's need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in the debt agreements that limit the discretion of management in operating the business; the ability to refinance the existing debt as necessary; regulatory changes, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated's possible pursuit of acquisitions; economic conditions in the Consolidated service areas in Illinois, Texas and Pennsylvania; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in Consolidated's filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to Consolidated or persons acting on behalf of us are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and Consolidated's filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, Consolidated does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Company Overview

Consolidated communications

13th largest Independent Local Exchange Carrier in the U.S., with operations in Illinois, Texas and Pennsylvania

- Approximately 282,641 ILEC access lines, 72,827 CLEC access line equivalents, 84,313 DSL subscribers, 13,026 IPTV subscribers, and 2,938 VOIP subscribers representing 455,745 total connections
- Providing voice, video and data services
- Triple play offerings in all markets
- First Quarter 2008 CNSL financial overview:
  - Revenues of $105.4 million
  - Adjusted EBITDA of $49.2 million
  - $25.0 million in cash from operations
  - Dividend payout ratio of 72.2%
- Closed NPSI acquisition December 31, 2007
  - Integration ahead of schedule
  - Synergy estimates of $7-$11 million OpEx and $3-$6 million in CapEx

Operations in Illinois, Texas and Pennsylvania

ILEC markets are a balance of both rural and suburban markets



IL
Chicago
Springfield
St. Louis
Decatur
Springfield
Mattoon
Effingham
Salem
PA
Scranton
Philadelphia
Pittsburgh
Gibsonia
Pittsburgh
Washington
TX
Dallas
Houston
San Antonio
Lufkin
Conroe
Houston
Katy
Galveston
LEGEND
ILEC
CLEC

Consolidated communications

Attractive Markets

Suburban markets continue to expand:

- Texas – A large engineering construction company, KBR, has reported it will be building a 900,000 square foot in our Katy market centralizing approximately 4,500 employees
  - Breaking ground by year-end

- Pennsylvania – Westinghouse is consolidating its nuclear division in Cranberry Woods, which is reported to bring as many as 3,000 employees to our service area
  - Construction is underway

Managing Competition

CNSL's strategy is to minimize competition from cable and wireless companies by providing "sticky" bundled service offerings and exemplary customer service

Market	Cable Operators
Illinois	Mediacom and NuWave
Texas	Suddenlink and Comcast
Pennsylvania	Armstrong and Comcast

- **Combined overlap as of March 31, 2008 was 62.2%.**

PA ILEC Access Line Trends

- Line loss moderated with minimal CNSL marketing.
- IPTV launched in April 2008.


0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
Q405
Q106
Q206
Q306
Q406
Q107
Q207
Q307
Q407
Q108
Armstrong and Comcast launched VOIP
CNSL announces NPSI acquisition
-2.6%
-3.8%
-4.8%
-5.1%
-9.1%
-10.0%
-10.0%
-9.5%
-6.8%
-6.1%

Note: YOY comparison using CNSL method of counting PRIs as 23 lines for entire period.

Regulatory Landscape

Favorable Regulatory Environment

- Rate of return regulated at the federal level in all states
  - Granted approval for price caps in Illinois and Texas in early May
  - Will remain an average schedule company in Pennsylvania in 2008
- Elected incentive regulation at the state level in Texas & Pennsylvania, and rate of return in Illinois
- Strong working relationships with the FCC and all state commissions
- Actively involved in both USF and access charge reform

Experienced & Operations-Focused Management Team

Consolidated communications

Executive	Title	Telecom Experience	CCI Date of Initial Hire
Richard Lumpkin	Chairman	47 Years	1963
Bob Currey	President & CEO	38 Years	1990
Steve Childers	Senior Vice President & Chief Financial Officer	22 Years	1986
Bob Udell	Senior Vice President	20 Years	1993
Joe Dively	Senior Vice President	22 Years	1991
Steve Shirar	Senior Vice President	26 Years	1996
Chris Young	Chief Information Officer	21 Years	1985

Executing on our Strategy


Increase revenue per customer
Improve operating efficiency
Sustain and grow cash flow
Pursue selective acquisitions
Maintain effective capital deployment

Increase Revenue per Customer

- Attractive, feature rich broadband offerings
  - Multiple DSL speeds and price points
- Higher margin products
- IPTV enables the Triple Play offering
  - Enhances the value of the bundle and deepens customer relationships

DSL Subscriber Growth



90,000
70,000
50,000
30,000
Q4'05 Q1'06 Q2'06 Q3'06 Q4'06 Q1'07 Q2'07 Q3'07 Q4'07 Q1'08
Pro-forma IL, TX & PA
Legacy IL & TX

IPTV Subscriber Growth



14,000
12,000
10,000
8,000
6,000
4,000
2,000
Q4'05 Q1'06 Q2'06 Q3'06 Q4'06 Q1'07 Q2'07 Q3'07 Q4'07 Q1'08
IL & TX

IPTV Service in all markets

A robust offering with over 200 all-digital channels, premium movie packages and over a 1000 hours of movies on demand

Video Drives Incremental Revenue Per Customer

- IPTV enables the Triple Play offering
- Incremental Product Rollout
  - Leverages existing resources and network
  - IP Backbone/ADSL 2+
  - Future CapEx is success based
  - Enhances the value of the bundle and deepens customer relationships
- Now available in all markets
  - 13,026 total video subscribers
- HDTV rolled out in Q207 in Texas and Q307 in Illinois
- In April 2008, rolled out IPTV service in PA and DVR in all states

Stable Customer Base

CNSL's total connections have grown by 27,000 (pro-forma) since 2005 and product mix has changed



450,000
430,000
410,000
390,000
370,000
YE 2005
YE 2006
YE 2007
Q1 2008
Pro-Forma IL, TX & PA



Q4 2005
ILEC Access Lines
ILEC DSL Lines
VOIP Subs
CLEC ALEs
Video



Q1 2008
ILEC Access Lines
ILEC DSL lines
VOIP Subs
CLEC ALEs
Video

CLEC Overview

- True "edge-out" strategy, which leverages ILEC network, human capital skills and reputation in the surrounding markets
- Cash flow positive due to focus on success-based capital expenditures
- Focus on small to mid-sized business customers (5 to 500 lines), educational institutions and healthcare facilities
- Operates an extensive SONET optical network with over 300 route miles of fiber optic facilities in the Pittsburgh metropolitan market
- Focus is on migrating to an on-net, ethernet and VoIP delivery system

Disciplined Capital Deployment

CNSL's advanced network enables it to offer advanced products and services, which is a key part of its strategy to retain customers and increase revenue

- Installed television head-ends in Texas and Illinois and we are currently delivering an all digital video signal over its existing fiber/copper network
- Launched IPTV service in Pennsylvania in April 2008, utilizing Illinois head-end
- 95% of total access lines are DSL-capable in Illinois and Texas, 100% in Pennsylvania
  - The networks in all three states support speeds up to 10 megabits per second, as required by consumer demand
- Historically capital spending has run 10% -12% of revenue

CNSL Acquisition Criteria

✓ **Attractiveness of the markets**

North Pittsburgh:
- High growth, affluent markets
- Edge-out CLEC provides synergy with ILEC
- Wireless partnerships overlap with ILEC and CLEC markets

✓ **Quality of the network**

North Pittsburgh:
- Well maintained plant
- Short loops enable higher broadband speeds and efficient video overlay

✓ **Ability to integrate efficiently**

North Pittsburgh:
- Leverage existing, proven systems and processes

✓ **Potential for operating synergies**

North Pittsburgh:
- $7-$11 million annually in estimated Op Ex savings
- $3-$6 million annually in estimated Cap Ex savings

✓ **Cash flow accretive**

North Pittsburgh:
- Improves dividend payout ratio

CNSL Delivering Strong Financial Results…

($ in millions)

	2005	2006	2007 (2)	Q1 2008 (3)
CNSL				
Revenue	$ 321.4	$ 320.8	$ 329.2	$ 105.4
Adjusted EBITDA	$ 136.8	$ 139.8	$ 143.8	$ 49.2
Cash Provided by Operating Activities	$ 72.5	$ 84.6	$ 82.1	$ 25.0
CapEx	$ 31.1	$ 33.4	$ 33.5	$ 13.3
Payout Ratio (1)	68.9%	76.6%	75.9%	72.2%
CNSL Balance Sheet				
Total Cash and Marketable Securities	$ 31.4	$ 26.7	$ 34.3	$ 34.3
Total Debt	$ 555.0	$ 594.0	$ 893.0	$ 892.0
Leverage	3.8x	4.1x	4.6x	4.6x

(1) 2005 reflects the three months ended December 31, 2005 only. 2006 excludes the impact of asset sales.
(2) Balance Sheet data includes impact of the North Pittsburgh acquisition completed on Dec. 31, 2007.
(3) Q1 2008 includes the North Pittsburgh operation.

Wireless Partnerships

- In addition to its core business, CNSL derives a portion of its cash flow from five wireless partnerships.
- All are managed by Verizon Wireless and overlap with our ILEC and CLEC markets
- All have experienced solid revenue, operating income, cash distribution and subscriber growth over the past few years

Cash Distributions from Wireless Partnerships
$ in millions



$16.0
$12.0
$8.0
$4.0
2005
2006
2007

Integration Update

- Integration efforts ahead of schedule
- Six major projects being worked
  - Most will be completed in 2008
- Financial system, Carrier Access Billing system and ILEC billing system re-host are complete
- IPTV launched in April 2008
- Synergy estimates:
  - Op Ex: $7M in 2008 & $11M in 2009
  - Cap Ex: $3M in 2008 & $6M in 2009

Investment Highlights

- Attractive and Stable Markets
- Growing Revenue and EBITDA
- Experienced Management Team
- Favorable Regulatory Environment
- Bundled Service Offerings
- Advanced IP Network Built

Appendix

GAAP Reconciliation

This presentation includes disclosures regarding “adjusted EBITDA”, “payout ratio”, “cash available to pay dividends” (which is a component of the payout ratio), “total net debt to last twelve month adjusted EBITDA coverage ratio (referenced as leverage)” all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations or net income (loss) as defined by GAAP, or other ratios or measures presented in accordance with GAAP, and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of historical EBITDA, as adjusted for certain items permitted or required by the lenders under the credit facility in place at the end of each quarter in the periods presented. The tables include an explanation of how adjusted EBITDA is calculated for each of the periods presented.

EBITDA is defined as net earnings (loss) before interest expense, income taxes, depreciation and amortization on an historical basis. We believe net cash provided by operating activities is the most directly comparable financial measure to EBITDA under GAAP. EBITDA is a non-GAAP financial measure.

Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures, (3) cash taxes and (4) stock repurchases.

We present adjusted EBITDA and cash available to pay dividends for several reasons. Management believes adjusted EBITDA and cash available to pay dividends are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA and cash available to pay dividends to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also

GAAP Reconciliation (con't)

components of the restrictive covenants and financial ratios contained in the agreements governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. Other information related to these two non-GAAP financial measures, specifically "total net debt to last twelve month adjusted EBITDA coverage ratio", help put these three measures in context. As a result, management believes the presentation of adjusted EBITDA and cash available to pay dividends, as supplemented by these other items, provides important additional information to investors. In addition, adjusted EBITDA and cash available to pay dividends provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in the agreements governing our debt and to measure our ability to service and repay debt.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement.

Because adjusted EBITDA is a component of the Dividend Payout Ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future and, together with adjusted net income per share, assist investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

Adjusted EBITDA Reconciliation

CNSL

($ in thousands)	**IL& TX 2005**	**IL& TX 2006**	**IL& TX 2007**	**IL, TX & PA Q1 2008**
Historical EBITDA:				
Net cash provided by operating activities	$ 72,475	$ 84,593	$ 82,069	$ 25,033
Adjustments:				
Pension curtailment gain	7,880	-	-	-
Compensation from restricted share plan	(8,590)	(2,482)	(4,034)	(384)
Other adjustments, net (1)	(19,068)	(8,083)	(3,781)	2,834
Changes in operating assets and liabilities	10,220	6,669	2,828	(903)
Interest expense, net	53,443	42,899	56,780	18,054
Income taxes	10,935	405	4,674	2,878
Historical EBITDA (2)	127,295	124,001	138,536	47,512
Adjustments to EBITDA (3)				
Integration, restructuring and Sarbanes-Oxley (4)	7,400	3,684	1,187	1,082
Professional service fees (5)	2,867	-	-	-
Other, net (6)	(3,036)	(7,143)	(6,567)	(4,377)
Investment distributions (7)	1,590	5,516	6,586	4,590
Pension curtailment gain (8)	(7,880)	-	-	-
Intangible assets impairment (1)	-	11,240	-	-
Non-cash compensation (9)	8,590	2,482	4,034	384
Adjusted EBITDA	$ 136,826	$ 139,780	$ 143,776	$ 49,191

See footnotes on next page

Adjusted EBITDA Reconciliation

Footnotes for Adjusted EBITDA:

(1) Other adjustments, net includes $11.2 million of asset impairment charges for the year ended December 31, 2006. Upon completion of our 2006 annual impairment review and as a result of a decline in estimated future cash flows in the telemarketing and operator services business, we determined that the value of the customer lists associated with these businesses was impaired. Non-cash impairment charges are excluded in arriving at Consolidated EBITDA under our credit facility.

(2) Historical EBITDA is defined as net earnings (loss) before interest expense, income taxes, depreciation and amortization on a historical basis.

(3) These adjustments reflect those required or permitted by the lenders under the credit facility in place at the end of each of the quarters included in the periods presented.

(4) Represents certain expenses associated with integrating and restructuring the Texas, Illinois and Pennsylvania businesses.

(5) Represents the aggregate professional service fees paid to certain large equity investors prior to our initial public offering. Upon closing of the initial public offering, these agreements terminated.

(6) Other, net includes the equity earnings from our investments, dividend income and certain other miscellaneous non-operating items. Key man life insurance proceeds of $0.3 million and $2.8 million received in 2007 and 2005, respectively, are not deducted to arrive at Consolidated EBITDA.

(7) For purposes of calculating adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.

(8) Represents a $7.9 million curtailment gain associated with the amendment of our Texas pension plan. The gain was recorded in general and administrative expenses. However, because the gain is non-cash, it is excluded from Consolidated EBITDA.

(9) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from adjusted EBITDA.

Adjusted EBITDA Reconciliation

($ in thousands)

NPSI

	Year Ended December 31, 2005	2006	2007
Historical EBITDA:			
Net cash provided by operating activities	$ 32,723	$ 13,863	$ 9,771
Adjustments:			
Curtailment and special termination benefits	-	-	(9,786)
Equity income of affiliated companies	6,001	8,623	9,944
Other adjustments, net	2,695	1,283	89
Changes in operating assets and liabilities	(423)	1,491	6,528
Interest expense, net	182	(1,144)	(1,146)
Income taxes	15,407	22,473	5,352
Historical EBITDA (1)	56,585	46,589	20,752
Adjustments to EBITDA (2)			
Merger costs (3)	-	-	5,817
Curtailment expense (4)	-	-	9,786
Other, net (5)	(7,093)	(8,510)	(9,644)
Investment distributions (6)	6,177	8,087	8,972
Change of control, retention, severance and	-	-	-
other merger related payments (7)	-	-	7,482
Adjusted EBITDA	$ 55,669	$ 46,166	$ 43,165

See footnotes on next page

Adjusted EBITDA Reconciliation

Footnotes for Adjusted EBITDA:

(1) Historical EBITDA is defined as net earnings (loss) before interest expense, income taxes, depreciation and amortization on a historical basis.

(2) These adjustments reflect those that are required or permitted by the lenders under new credit facility entered into on December 31, 2007.

(3) Represents investment banking, legal, proxy preparation, special board meetings and other fees incurred in 2007 in consummating the merger with Consolidated Communications Holdings, Inc.

(4) In the first quarter 2007, 45 employees accepted and early retirement package resulting in a non-cash charge of $6.5 million for the income restoration plan. In the fourth quarter 2007, the income restoration plan was curtailed resulting in an additional non-cash charge of $3.3 million.

(5) Other, net includes the equity earnings from affiliate investments, equipment write-downs and certain other miscellaneous non-operating items.

(6) For purposes of calculating Adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.

(7) Includes $6.8 million of change in control payments made to key executives, $0.3 million of severance payments made at closing, $0.3 million of retention bonuses and $0.1 of other transaction bonuses all in 2007.

Cash Available to Pay Dividends

($ in thousands)

	IL and TX Year Ended December 31,			IL, TX & PA
	2005	2006	2007	Q1 - 2008
Adjusted EBITDA	$ 35,626	$ 139,780	$ 143,776	$ 49,191
- Cash interest expense	(9,384)	(40,613)	(44,222)	(17,802)
- Capital Expenditures	(9,498)	(33,388)	(33,495)	(13,285)
+ Proceeds from asset sales (1)	-	6,594	-	-
- Cash income taxes	(172)	(8,237)	(13,976)	(2,585)
+ Cash interest income	174	745	893	224
- Repurchases of stock (2)	-	(87)	-	-
Cash available to pay dividends	$ 16,746	$ 64,794	$ 52,976	$ 15,743
Quarterly Dividend	$ 11,537	$ 44,593	$ 40,195	$ 11,359
Payout Ratio	68.9%	68.8%	75.9%	72.2%
Adjusted Payout Ratio (3)	68.9%	76.6%	75.9%	72.2%

(1) Represents $673 of proceeds from the sale of idle property and $5,921 of proceeds from the redemption of class C shares of RTB stock.

(2) Represents the cancellation of stock by employees to pay withholding tax on shares vesting under the company's Long Term Incentive Plan.

(3) Represents the payout ratio excluding the effect of asset sales.

Total Net Debt to Adjusted EBITDA Ratio

($ in thousands)

	IL and TX Year Ended December 31,			IL, TX & PA
	2005	2006	2007	Q1 - 2008
Summary of Outstanding Debt				
Senior Notes	$ 130,000	$ 130,000	$ 130,000	$ 130,000
Term loan	425,000	464,000	760,000	760,000
Capital Leases	-	-	2,646	2,400
Total debt as of December 31, 2007	$ 555,000	$ 594,000	$ 892,646	$ 892,400
Less cash on hand	(31,409)	(26,672)	(37,297)	(34,295)
Total net debt	$ 523,591	$ 567,328	$ 855,349	$ 858,105
Adjusted EBITDA (1)	$ 136,826	$ 139,780	$ 187,000	$ 188,091
Total Net Debt to Adjusted EBITDA	3.8	4.1	4.6	4.6

(1) Per the new credit facility adjusted EBITDA has been agreed upon for the second and third quarters of 2007 at $90,600 and reflects a combined pro forma number for the fourth quarter 2007. Adjusted EBITDA for the fourth quarter 2007 is the sum of $11,264 for the Pennsylvania operations and $37,036 for the Illinois and Texas operations.